SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                         Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item  1-6.     Not  Applicable.

Item  7.       Financial  Statements,  Pro  Forma  Financial  Information and
Exhibits
(  c  )        The  following  exhibits  are  filed  with  this  Report:


Exhibit  No.     Description
------------     -----------
EXHIBIT 99.1 Earnings Release issued by Pathfinder Bancorp, Inc. on April 28, 2004, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Item  8.    Not  Applicable.

Item  9.    Regulation  FD

The following information is furnished under this Item 9 in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 28, 2004 the Company announced its earnings for the first quarter of the 2004 fiscal year. A copy of the press release dated April 28, 2004, describing the fourth quarter earnings is attached as Exhibit 99.1.

Item  10-11. Not  Applicable.

Item  12.    Disclosure  of  Results  of  Operations  and  Financial  Condition

See  Item  9  per  SEC  Release  33-8216,  March  27,  2003.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  April  28,  2004          By:  /s/  Thomas  W.  Schneider

                                      -------------------------------------
                                      Thomas  W.  Schneider
                                      President  and  Chief  Executive
                                      Officer



                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99.1      Press  Release  dated  April  28,  2004


                                   EXHIBIT  99.1
FOR  IMMEDIATE  RELEASE

CONTACT:  Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  Vice  President,  CFO
          Telephone:  (315)  343-0057

PATHFINDER  BANCORP,  INC.  ANNOUNCES  FIRST  QUARTER  EARNINGS

Oswego, New York, April 28, 2004 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) announced reported net income of $323,000, or $0.13 per share, for the three months ended March 31, 2004 as compared to $493,000, or $0.20 per share for the same period in 2003.


"The Company has begun to feel the effects of margin compression as asset yields are declining," according to Thomas W. Schneider, President and Chief Executive Officer. "Net interest income was $200,000 less than the prior year. Some of this decline was offset by higher non-interest income production, but it is likely that reduced margin revenue will continue to challenge earnings growth over the near term. Deposit growth was a robust 12% for the first quarter, primarily fueled by expanding deposits with local municipalities."

Net interest income for the three months ended March 31, 2004, decreased 8% to $2.2 million when compared to the same period during 2003. Interest income decreased 441,000, or 11%, partially offset by a decrease in interest expense of $243,000, or 15%. Net interest rate spread decreased to 3.22% for the first quarter of 2004 from 3.84% for the same period in 2003. Average interest-earning assets increased 4% to $264.7 million at March 31, 2004 as compared to $254.0 million at March 31, 2003, while the yield on those assets decreased 95 basis points to 5.41% compared to 6.36% for the same period in 2003. The increase in average earning assets is primarily attributable to a $5.3 million increase in net loans receivable and a $5.0 million increase in investment securities. Average interest-bearing liabilities increased $8.5 million, while the cost of funds decreased 49 basis points to 2.19% from 2.68% for the same period in 2003. The increase in the average balance of interest-bearing liabilities resulted primarily from a $10.3 million growth in average deposits. The growth in deposits primarily resulted from the Company's focus on attracting new municipal deposit customers.

Provision for loan losses for the quarter ended March 31, 2004 increased 77% to $188,000 from $106,000 for the same period in 2003. The Company's ratio of allowance for loan losses to period end loans has increased to 0.95% at March 31, 2004 from 0.91% at December 31, 2003. Nonperforming loans to period end loans has remained consistent at 1.59% at March 31, 2004 and December 31, 2003.

The Company's non-interest income is principally comprised of fees on deposit accounts and transactions, loan servicing, commissions, and net securities and loan sale gains and losses. Non-interest income, net of gains and losses from the sale of securities, loans and other real estate, increased 25% to $444,000 for the quarter ended March 31, 2004 compared to $356,000 for the same period in the prior year. The increase in non-interest income is primarily attributable to a $74,000 increase in service charges on deposit accounts and an $18,000 increase in other charges commissions and fees. Net gains and losses from the sale of securities, loans and foreclosed real estate increased $27,000 to $234,000 for the quarter ended March 31, 2004 compared to $207,000 for the same period in the prior year.

Operating expenses increased 2% to $2.3 million for the quarter ended March 31, 2004, when compared to the same period in the prior year. The increase in operating expenses was primarily due to a $90,000 increase in salary and employee benefits, a $20,000 increase in building occupancy expenses and a $27,000 increase in data processing expenses. These increases were partially offset by a $17,000 decrease in professional and other services and a $71,000 decrease in other operating expenses. The increase in salaries and employee benefits was primarily due to the salaries and benefits associated with an increase in personnel and an increase in employee benefit costs. The decrease in professional and other services and other operating expenses primarily resulted from operating costs associated with a foreclosed real estate property not recurring in 2004 as the property was sold during 2003.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                            PATHFINDER BANCORP, INC.
                              FINANCIAL HIGHLIGHTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                      For the three months
                                                         ended March 31,
                                                           (Unaudited)

                                                         2004         2003
                                                      -----------  -----------
CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $    3,561   $    4,002
Interest expense . . . . . . . . . . . . . . . . . .       1,357        1,600
                                                      -----------  -----------
Net interest income. . . . . . . . . . . . . . . . .       2,204        2,402
Provision for loan losses. . . . . . . . . . . . . .         188          106
                                                      -----------  -----------
Net interest income after provision for loan losses.       2,016        2,296
Other income . . . . . . . . . . . . . . . . . . . .         678          563
Other expense. . . . . . . . . . . . . . . . . . . .       2,250        2,202
                                                      -----------  -----------
Income before taxes. . . . . . . . . . . . . . . . .         444          657
Provision for income taxes . . . . . . . . . . . . .         121          164
                                                      -----------  -----------
Net income . . . . . . . . . . . . . . . . . . . . .  $      323   $      493
                                                      ===========  ===========

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .        0.45%        0.70%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .        0.53%        0.78%
Return on average equity . . . . . . . . . . . . . .        5.83%        9.42%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .        6.86%       10.42%
Net interest margin (tax equivalent) . . . . . . . .        3.36%        3.84%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .   2,504,238    2,446,387
Basic earnings per share . . . . . . . . . . . . . .  $     0.13   $     0.20
Diluted earnings per share . . . . . . . . . . . . .        0.13         0.20
  CASH EARNINGS PER SHARE - BASIC* . . . . . . . . .        0.15         0.22
Cash dividends per share . . . . . . . . . . . . . .        0.10         0.10
Book value per share . . . . . . . . . . . . . . . .        8.88         8.90



                                                    (Unaudited)    (Unaudited)    (Unaudited)
                                                     March 31,     December 31,    March 31,     March 31,
                                                        2004           2003           2003         2002
                                                    ------------  --------------  ------------  -----------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . .  $   302,316   $     277,940   $   282,638   $  249,814
Earning assets . . . . . . . . . . . . . . . . . .      276,421         254,755       255,157      229,657
Total loans. . . . . . . . . . . . . . . . . . . .      186,646         188,717       183,345      171,663
Deposits . . . . . . . . . . . . . . . . . . . . .      230,951         206,894       211,446      173,784
Borrowed Funds . . . . . . . . . . . . . . . . . .       40,960          40,960        41,860       50,071
Trust Preferred Debt . . . . . . . . . . . . . . .        5,155           5,000         5,000            -
Shareholders' equity . . . . . . . . . . . . . . .       22,236          21,785        20,909       22,866

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans         0.27%           0.19%         0.15%        0.05%
Allowance for loan losses to period end loans. . .         0.95%           0.91%         0.83%        1.08%
Allowance for loan losses to nonperforming loans .        59.87%          57.32%        81.99%       47.42%
Nonperforming loans to period end loans. . . . . .         1.59%           1.59%         1.01%        2.20%
Nonperforming assets to total assets . . . . . . .         1.07%           1.15%         1.17%        1.76%


* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:

                                 For the three months ended March 31,
                                             2004    2003
---------------------------------------------------------------------
    Net  Income. . . . . . . . . . . . . . .  $323  $494
    Add back (net of tax effect):
            Amortization of intangibles         34    34
            Stock-based compensation. .         23    18
---------------------------------------------------------------------
    Cash earnings. . . . . . . . . . . . . .  $380  $546
=====================================================================
